                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                MGM GRAND INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                               PRELIMINARY COPY

                                MGM GRAND, INC.
              3799 LAS VEGAS BLVD. SOUTH, LAS VEGAS, NEVADA 89109

                               ----------------

                    NOTICE OF ANNUAL MEETING TO BE HELD ON
                                  MAY 7, 1996

                               ----------------

To the Stockholders:

  The Annual Meeting of Stockholders of MGM Grand, Inc., a Delaware corporation (the "Company"), will be held at the MGM Grand Hotel, 3799 Las Vegas Boulevard South, Las Vegas, Nevada, on May 7, 1996; at 10:00 a.m., for the following purposes:

    1. To elect a Board of Directors.

    2. To consider and act upon an amendment to the Company's Stock Option
  Plans.

    3. To consider and act upon an amendment and restatement of the Company's Certificate of Incorporation.

    4. To consider and act upon the ratification of the selection of independent auditors.

    5. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Stockholders of record at the close of business on March 14, 1996 are entitled to notice of and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the Company's executive offices, located at 3799 Las Vegas Blvd. South, Las Vegas, Nevada 89109, for a period of 10 days prior to the meeting date.

                      By Order of the Board of Directors,


/s/ J. TERRENCE LANNI                     /s/ ALEX YEMENIDJIAN
---------------------------               ----------------------------------
J. Terrence Lanni                         Alex Yemenidjian
Chairman and Chief                        President, Chief Operating Officer
Executive Officer                         and Chief Financial Officer

March 29, 1996

                PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY.
 USE THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED
                                    STATES.



                 MGM GRAND, INC.
       STOCKHOLDER MEETING ADMISSION TICKET           NOTE: PLEASE CLIP AND
       ====================================           BRING THE STOCKHOLDER
                                                      MEETING ADMISSION
            TIME:     10:00 A.M.                      TICKET. NO ADMISSION
            DATE:     May 7, 1996                     WILL BE ALLOWED WITHOUT
            LOCATION: MGM GRAND HOTEL & CASINO        THIS TICKET.
                      3799 Las Vegas Blvd. South
                      Las Vegas, Nevada 89109

 (PLEASE PRINT)                     [_] WITH SPOUSE
 STOCKHOLDER NAME: ________________ [_] WITHOUT SPOUSE
 STOCKHOLDER ADDRESS: ________________________________
                      ________________________________

                                MGM GRAND, INC.
                          3799 LAS VEGAS BLVD. SOUTH
                            LAS VEGAS, NEVADA 89109

                               ----------------

                                PROXY STATEMENT

                                MARCH 29, 1996

                               ----------------

  The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by the Board of Directors of the Company, and this solicitation is made on behalf of the Board of Directors of the Company. Any proxy given pursuant to this solicitation is revocable by the communication of such revocation in writing to the Secretary of the Company at any time prior to the exercise thereof, and any person executing a proxy, if in attendance at the meeting, may vote in person instead of by proxy. All the shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the meeting in accordance with the directions on the proxies. A properly executed proxy marked "ABSTAIN" although counted for purposes of determining whether there is a quorum, will not be voted. With respect to each matter submitted for a vote of stockholders, an abstention or broker non-vote will have the same effect as a vote cast against the matter. If no direction is indicated, the shares will be voted in favor of the nominees for the Board of Directors listed in this Proxy Statement and in favor of Proposals 2, 3 and 4 as described herein.

  Matters to be considered and acted upon at the meeting are set forth in the Notice of Annual Meeting accompanying this Proxy Statement and are more fully outlined herein. This Proxy Statement was first mailed to stockholders on or about March 29, 1996.

  The authorized capital stock of the Company presently consists of 75,000,000 shares of Common Stock, $.01 par value per share. At the close of business on March 14, 1996, the record date for determining stockholders entitled to vote
at the meeting,            shares of Common Stock were outstanding and
entitled to vote at the meeting. Each stockholder is entitled to one vote for each share held of record on that date on all matters which may come before the meeting.

  Shown below is certain information as of March 14, 1996 with respect to beneficial ownership (as that term is defined in the federal securities laws) of shares of Common Stock by the only person or entity known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock and by all directors and executive officers of the Company as a group who held office as of the date of this Proxy Statement.

                              AMOUNT                    NATURE OF
                           BENEFICIALLY                 BENEFICIAL            PERCENT OF
     BENEFICIAL OWNER         OWNED                    OWNERSHIP(2)             CLASS
     ----------------      ------------                ------------           ----------
Kirk Kerkorian              35,621,265(1)    Sole voting and investment power   72.9%
4835 Koval Lane
Las Vegas, Nevada 89109
All directors and           35,896,914(1)(2) Sole voting and investment power   73.4%
 executive
 officers as a group
 (13 persons)

--------
(1) Of these shares, 31,726,859 are held by Tracinda Corporation, a Nevada corporation wholly owned by Mr. Kerkorian ("Tracinda").
(2) Included in this amount are 123,727 shares of common stock subject to vested options and 907 shares held in the accounts of such persons in a 401K Savings Plan.

  As indicated above, Kirk Kerkorian beneficially owns over 50% of the currently outstanding shares of Common Stock. Mr. Kerkorian intends to vote his shares of Common Stock in favor of the nominees for the Board of Directors listed in the Proxy Statement. Since the holders of Common Stock do not have cumulative voting rights and since Mr. Kerkorian's shares represent more than 50% of the shares to be voted at the meeting, Mr. Kerkorian will be able to elect the entire Board of Directors. Mr. Kerkorian also intends to vote his shares in favor of Proposals 2, 3 and 4, and Mr. Kerkorian's vote will be sufficient to cause adoption of Proposals 2,3 and 4.

                             ELECTION OF DIRECTORS

                                PROPOSAL NO. 1

INFORMATION CONCERNING THE NOMINEES

  One of the purposes of the meeting is to elect 12 directors, each of whom will serve until the next annual meeting of stockholders or until his or her respective successor shall have been elected and qualified or until his earlier resignation or removal.

  The shares represented by the proxies solicited hereunder will be voted in favor of the election of the persons named below unless authorization to do so is withheld in the proxy. In the event any of said nominees should be unavailable to serve as director, which contingency is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

  The table set forth below names each nominee for director and gives information concerning his principal occupation for at least the past five years, beneficial ownership of Common Stock and age as of March 14, 1996 and certain other matters.

                                                                              SHARES OF
                                                                    FIRST    COMMON STOCK
                                    PRINCIPAL OCCUPATION            BECAME   BENEFICIALLY
        NAME (AGE)                AND OTHER DIRECTORSHIPS         A DIRECTOR   OWNED(1)
        ----------                -----------------------         ---------- ------------
James D. Aljian (63)       Executive of Tracinda since October       1988       10,400(2)
                           1987. Director of Chrysler Corporation
                           ("Chrysler") since February 1996.
Fred Benninger (79)        Vice Chairman of the Board of the         1986       21,014(2)(3)(4)
                           Company since April 1995. Chairman of
                           the Board of the Company from August
                           1987 to April 1995. President of the
                           Company from August 1987 to March
                           1990.
Terry Christensen (55)     Partner, Christensen, White, Miller,      1987        2,000(2)
                           Fink, Jacobs, Glaser & Shapiro, LLP,
                           attorneys, Los Angeles, California
                           since May 1988. Director of GIANT
                           GROUP, LTD.
Glenn A. Cramer (74)       Director of Transamerica Corporation      1992        5,033(2)
                           from 1968 to April 1994, and Chairman
                           of the Executive Committee of
                           Transamerica Airlines from 1983 to
                           April 1994.
Willie D. Davis (61)       President and Director of All-Pro         1989          500(2)(4)
                           Broadcasting, Inc., an AM and FM radio
                           broadcasting company. Director of Sara
                           Lee Corporation, K-Mart Corporation,
                           Johnson Controls, Inc., Alliance Bank,
                           WICOR, Dow Chemical Company, Rally's
                           Hamburgers, Inc. and LA Gear, Inc.

                                                                              SHARES OF
                                                                    FIRST    COMMON STOCK
                                    PRINCIPAL OCCUPATION            BECAME   BENEFICIALLY
        NAME (AGE)                AND OTHER DIRECTORSHIPS         A DIRECTOR   OWNED(1)
        ----------                -----------------------         ---------- ------------
Alexander M. Haig, Jr.     Chairman of Worldwide Associates,         1990            --
 (72)                      Inc., an international business
                           advisory firm. Director of America
                           Online, Inc. and Interneuron
                           Pharmaceuticals, Inc. Consultant to
                           the Company since May 1990.
Lee A. Iacocca (71)        From November 1978 to September 1983,     1993            --
                           Director of Chrysler. Served as
                           Chairman of the Board of Chrysler from
                           September 1979 until his retirement on
                           December 31, 1992. President of
                           Chrysler from November 1978 to
                           September 1979. Mr. Iacocca is
                           Chairman Emeritus of the Statue of
                           Liberty/Ellis Island Foundation, Inc.,
                           Chairman of the Committee for
                           Corporate Support for the Joslin
                           Diabetes Foundation, Founder and
                           Chairman of the Advisory Board to the
                           Iacocca Institute at Lehigh
                           University, Chairman of the Iacocca
                           Foundation, a member of the Advisory
                           Board of Reading is Fundamental,
                           honorary Chairman of the National PTA
                           since 1991, and an honorary trustee of
                           Lehigh University. Director of New
                           World Communications Group, Inc. and
                           New World Television, Inc.
Kirk Kerkorian (78)        Chief Executive Officer, President and    1987     35,621,265(5)
                           sole director and stockholder of
                           Tracinda.
J. Terrence Lanni (52)     Chairman of the Company since July        1995         40,000(2)(4)
                           1995. Chairman of the Executive
                           Committee and Chief Executive Officer
                           of the Company since June 1995.
                           President of the Company from June
                           1995 to July 1995. President and Chief
                           Operating Officer of Caesars World,
                           Inc. from April 1981 to February 1995.
                           Director of Santa Anita Realty, Inc.
                           and Santa Anita Operating Company.
Walter M. Sharp (79)       President of Walter M. Sharp Company      1986         29,482(2)
                           (financial consultants) and a
                           consultant to Tracinda.

                                                                              SHARES OF
                                                                    FIRST    COMMON STOCK
                                    PRINCIPAL OCCUPATION            BECAME   BENEFICIALLY
        NAME (AGE)                AND OTHER DIRECTORSHIPS         A DIRECTOR   OWNED(1)
        ----------                -----------------------         ---------- ------------
Alex Yemenidjian (40)      President of the Company since July       1989      125,028(2)(3)
                           1995. Chief Operating Officer of the
                           Company since June 1995. Executive
                           Vice President of the Company from
                           June 1992 to July 1995, and Chief
                           Financial Officer of the Company since
                           May 1994. Chairman of the Executive
                           Committee of the Company from January
                           1991 to June 1992. President and Chief
                           Operating Officer of the Company from
                           March 1990 to January 1991. Executive
                           of Tracinda from January 1990 to
                           August 1995.
Jerome B. York (57)        Vice Chairman of Tracinda since           1995          --
                           September 1995. Senior Vice President
                           and Chief Financial Officer of IBM
                           Corporation from May 1993 to September
                           1995, and Director of IBM Corporation
                           from January 1995 to September 1995.
                           Executive Vice President Finance and
                           Chief Financial Officer of Chrysler
                           from May 1990 to May 1993. Director of
                           Chrysler Corporation from April 1992
                           to May 1993.

--------
(1) Except as otherwise indicated and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.
(2) The number of shares shown as beneficially owned represents less than 1% of the outstanding shares.
(3) Included in this amount are 11,014 shares subject to vested stock options for Mr. Benninger, and 85,028 shares subject to vested stock options for Mr. Yemenidjian.
(4) Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of ownership of the Common Stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and representations from the Company's directors and executive officers that no other reports were required, the Company notes that J. Terrence Lanni filed his initial report (approximately 10 days) late, Fred Benninger filed one report (approximately 9 days) late with respect to two transactions and Willie D. Davis filed a Form 5 with respect to one transaction for which he did not file a Form 4.
(5) Of this amount, 31,726,859 shares are owned by Tracinda.

                             INFORMATION REGARDING
                             BOARD AND COMMITTEES

  CERTAIN COMMITTEES: FUNCTIONS, MEMBERSHIPS AND MEETINGS. The following is a brief description of the functions of certain committees of the Board of Directors and the identity of their members.

  The Executive Committee--During intervals between the meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board (except those powers specifically reserved by Delaware law to the full Board of Directors) in the management and direction of the Company's business and conduct of the Company's affairs in all cases in which specific directions have not been given by the Board. This Committee's current members are J. Terrence Lanni (Chairman), Fred Benninger, Kirk Kerkorian, Walter M. Sharp, and Alex Yemenidjian. The Executive Committee held fifteen meetings during fiscal 1995, and acted by written consent once.

  The Audit Committee--The functions of the Audit Committee are to recommend an accounting firm to conduct an annual audit of the Company's consolidated financial statements and to review with such firm the plan, scope and results of such audit, and the fees for the services performed. The Audit Committee also reviews with the independent and internal auditors the adequacy of internal control systems, receives internal audit reports and reports its findings to the full Board of Directors. The Audit Committee is composed exclusively of directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a Committee member. The current members of the Audit Committee are Walter M. Sharp (Chairman), James D. Aljian, Willie D. Davis, Glenn A. Cramer, and Jerome B. York. The Audit Committee held three meetings during fiscal 1995.

  The Compensation and Stock Option Committee--The functions of the Compensation and Stock Option Committee are to ensure that the compensation program for executives of the Company (1) is effective in attracting and retaining key officers, (2) links pay to business strategy and performance, and (3) is administered in a fair and equitable fashion in the stockholders' interests. The Committee recommends executive compensation policy to the Board, determines compensation of senior executives of the Company, and administers and approves granting of Company stock options. The Committee's authority and oversight extends to total compensation, including base salaries, stock options, and other forms of compensation. The Compensation and Stock Option Committee is comprised exclusively of directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a Committee member. The current members of the Committee are James D.
Aljian (Chairman), Walter M. Sharp, and          . The Committee held eleven
meetings during fiscal 1995. E. Parry Thomas, formerly a member of the
Committee, resigned as a Director of the Company on      , 1996.

  BOARD MEETINGS. The Board of Directors held four meetings during 1995. The work of the Company's directors is performed not only at meetings of the Board of Directors and its committees, but also in consideration of the Company's matters and documents, and in numerous communications among Board members and others wholly apart from meetings. During 1995, all directors attended at least 86% of the aggregate of all meetings of the Board of Directors and committees on which they served (held during the period for which they served).

  FEES FOR BOARD AND COMMITTEE SERVICE. Directors who are compensated as full-time employees of the Company receive no additional compensation for service on the Board of Directors or its committees. Each director who is not a full time employee of the Company is paid $26,000 per annum, plus $750 per meeting of each Executive Committee attended, if such Director is a member of the Executive Committee of the Board of Directors. Each member of the Audit Committee receives $1,500 for each meeting attended (subject to a $6,000 maximum), and each member of the Compensation and Stock Option Committee receives $750 per quarter. Directors are also reimbursed expenses for attendance at Board and Committee meetings.

  During 1993, 1994 and 1995, Alexander M. Haig, Jr., a member of the Board of Directors of the Company, rendered consulting services to the Company, for which he received fees at the rate of $50,000 per annum.

                            EXECUTIVE COMPENSATION

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1995, 1994, and 1993, of those persons who were, at December 31, 1995, (1) the Chief Executive Officer and (2) the other most highly compensated executive officers of the Company who have received in excess of $100,000, as well as Robert R. Maxey and K. Eugene Shutler, who relinquished their positions of President and Chief Executive Officer, and Executive Vice President and General Counsel, respectively, on July 13, 1995 and November 1, 1995, respectively (the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                                               COMPENSATION
                                                               ------------
                                 ANNUAL COMPENSATION              AWARDS
                             --------------------------------- ------------
                                                                  SHARES
       NAME AND                                        OTHER    UNDERLYING     ALL OTHER
  PRINCIPAL POSITION    YEAR  SALARY      BONUS      ANNUAL(C)  OPTION(A)   COMPENSATION(B)
  ------------------    ---- --------    --------    --------- ------------ ---------------
J. Terrence Lanni       1995 $583,333(F) $    --     $    --    1,000,000       $85,000
 Chairman and  Chief    1994      --          --          --          --            --
 Executive Officer      1993      --          --          --          --            --

Fred Benninger          1995  401,666         --          --       50,000           --
 Vice-Chairman of       1994  610,000     165,000         --          --            --
 the Board              1993  610,000         --          --       50,000           --

Alex Yemenidjian        1995  410,416         --          --      425,000           --
 President, Chief       1994  275,000     100,000         --          --            --
 Operating Officer,     1993  275,000         --          --       25,000        67,862
 and Chief Financial
 Officer

Scott Langsner          1995  160,000      25,000(G)      --          --            --
 Secretary/Treasurer    1994  149,583      25,000         --       15,000         9,990
                        1993  135,000         --          --          --         43,776

Robert R. Maxey(D)      1995  525,000         --          --          --            --
 President and Chief    1994  525,000     250,000         --          --            --
 Executive Officer      1993  525,000         --          --       65,000           --

 K. Eugene Shutler(E)   1995  334,062         --      161,250         --            --
 Executive Vice         1994  325,000      50,000     231,250         --         25,480
 President and General  1993  325,000         --          --          --         41,645
 Counsel

--------
(A) During the years indicated, the only long term compensation was pursuant to the Company Nonqualified Employee Stock Option Plan. No grants have been made under the Company Incentive Stock Option Plan.
(B) The amounts in this column represent a moving allowance and reimbursement of moving costs incurred by employees related to relocation to Company offices in Las Vegas, Nevada.
(C) Represents payments pursuant to long term incentive agreements as detailed herein--see page 9.
(D) Mr. Maxey resigned from the Company on July 13, 1995, with a severance agreement which calls for continuation of salary to July 13, 1996, vesting of stock options to February 15, 1996, exercisability of vested stock options to October 15, 1996, and payment pursuant to a long term incentive agreement on February 1, 1996.
(E) Mr. Shutler resigned from the Company on November 1, 1995, with a severance agreement which calls for continuation of salary to May 1, 1996, vesting of stock options to February 1, 1996, exercisability of vested stock options to August 1, 1996, and payment pursuant to a long term incentive agreement on February 1, 1996.
(F) Pursuant to the terms of his employment, Mr. Lanni's salary is $1,000,000 per year.
(G) Represents payment from the MGM Grand-Ballys Limited Liability Company of which the Company is a 50% owner.

  The table below sets forth certain information regarding options granted during 1995 to the Named Executives.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   NUMBER OF SECURITIES
                                UNDERLYING OPTIONS GRANTED
                         ----------------------------------------
                                     PERCENT
                                    OF TOTAL                       POTENTIAL REALIZABLE
                                     OPTIONS                      VALUE AT ASSUMED ANNUAL
                                     GRANTED                       RATES OF STOCK PRICE
                                       TO     EXERCISE            APPRECIATION FOR OPTION
                                    EMPLOYEES  PRICE                      TERM(B)
                          OPTIONS   IN FISCAL   PER    EXPIRATION -----------------------
     NAME                GRANTED(A)   YEAR     SHARE      DATE        5%          10%
     ----                ---------- --------- -------- ---------- ----------- -----------
J. Terrence Lanni....... 1,000,000    50.4%   $29.125   4/18/05   $16,350,000 $41,440,000
Alex Yemenidjian........   400,000    20.1%    26.00    12/4/05     6,540,000  16,576,000

--------
(A) The options were granted on April 18, 1995 and December 4, 1995, respectively. All options have a ten year term, are exercisable commencing on the third anniversary date of the grant date, with 20% of the options then becoming exercisable, with an additional 20% of the options becoming exercisable on each of the two successive anniversary dates, and with full vesting occurring on the sixth anniversary date.
(B) These amounts represent certain assumed rates of appreciation only, and in the case of Mr. Lanni, such amounts are based on the re-priced option value of $26.00 as described below. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.


  The following table sets forth option exercises and year end value tables for the Named Executives.

 AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND FISCAL YEAR END OPTION VALUES

                                                    NUMBER OF SHARES
                                                 UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                       OPTIONS AT          IN-THE-MONEY OPTIONS AT
                           SHARES                   DECEMBER 31, 1995       DECEMBER 31, 1995(A)
                         ACQUIRED ON   VALUE    ------------------------- -------------------------
     NAME                EXERCISE(#)  REALIZED  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
     ----                ----------- ---------- ----------- ------------- ----------- -------------
J. Terrence Lanni.......       --    $      --       --       1,000,000   $      --     $    --
Fred Benninger..........   150,000    3,093,750      --          50,000          --          --
Alex Yemenidjian........       --           --    74,521        450,479      912,882     618,368
Scott Langsner..........       --           --    28,425         21,575      303,341      30,409
Robert R. Maxey.........       --           --    86,619         29,575    1,061,083     198,683
K. Eugene Shutler.......       --           --    36,603         23,397      466,688     298,312

--------
(A) Based upon the market value of the underlying securities at December 31, 1995 of $23.00, minus the exercise price of "in-the-money" options.


  The following table sets forth information concerning the repricing of options held by any executive officer of the Company since January 29, 1986, the date the Company was incorporated. An aggregate of 1,252,050 options previously granted to employees of the Company, including the Named Executives noted herein, were amended during December 1995 to reduce the per share exercise price to $26.00 (the market price on the date of the amendment) from exercise prices ranging from $32.50 to $26.25.

                        TEN-YEAR OPTION/SAR REPRICINGS

      (A)                   (B)       (C)          (D)           (E)         (F)           (G)
                                   NUMBER OF   MARKET PRICE
                                   SECURITIES  OF STOCK AT                          LENGTH OF ORIGINAL
                                   UNDERLYING    TIME OF    EXERCISE PRICE   NEW       OPTION TERM
                                  OPTIONS/SARS REPRICING OR   AT TIME OF   EXERCISE REMAINING AT DATE
   NAME AND                       REPRICED OR   AMENDMENT    REPRICING OR   PRICE    OF REPRICING OR
   POSITION                DATE   AMENDED (#)      ($)      AMENDMENT ($)    ($)        AMENDMENT
   --------               ------- ------------ ------------ -------------- -------- ------------------
J. Terrence Lanni/
 Chairman and CEO.......  12/4/95  1,000,000      $26.00       $29.125      $26.00     112.5 months
Fred Benninger/Vice-
 Chairman...............  12/4/95     50,000       26.00        26.25        26.00        86 months
Alex Yemenidjian/
President, COO and CFO..  12/4/95     25,000       26.00        26.25        26.00        86 months

                        LONG TERM INCENTIVE AGREEMENTS

  As part of its overall compensation packages for certain of its senior executives, in February 1993 the Company entered into long term incentive agreements, on a case by case basis, with Messrs. Maxey, Benninger, Yemenidjian and Shutler. Messrs. Maxey and Shutler resigned from their positions with the Company on July 13, 1995 and November 1, 1995, respectively, and the terms of their severance agreements limited payments due herein as described below. Such agreements are keyed to demonstrable enhancements to stockholder values, i.e. market price of the Company's Common Stock. Because such agreements were entered into in connection with prior services to the Company, or in the case of Mr. Shutler, to induce him to terminate a consultant agreement with Tracinda in order to provide full-time services to the Company, the Company does not intend to take such agreements into account when it determines such executives' salary, performance bonuses and grants of stock options.

  The Company has agreed to pay to Messrs. Maxey, Benninger and Yemenidjian, on each of February 1, 1996, 1997 and 1998, cash amounts equal to 13,000, 10,000 and 5,000, respectively, and on February 1, 1999, cash amounts equal to 26,000, 20,000 and 10,000, respectively, multiplied by the excess, if any (the "Spread"), between the closing price of the Company's Common Stock on the New York Stock Exchange (the "NYSE") (or if the Common Stock is not then traded on the NYSE, the principal stock exchange or securities market on which the Common Stock is then traded) on such date (the "Measuring Price") and $16.50, provided that for purposes of such determination, the Spread shall not exceed $9.75. As of the date of such agreements, the Measuring Price was approximately $9.75 below the market price of the Company's Common Stock. Such amounts, if any, would be paid only if the executive were employed by the Company on the applicable date, subject to proration in the event such employment terminated after February 1, 1996. Messrs. Benninger and Yemenidjian were paid $97,500 and $48,750, respectively, in February 1996. Pursuant to the terms of Mr. Maxey's severance agreement, $126,750 was paid in February 1996, and no further payments will be made pursuant to his incentive agreement.

  The Company has agreed to pay to Mr. Shutler on each of February 1, 1994, 1995 and 1996, cash amounts equal to 10,000, and on February 1, 1997 and 1998, cash amounts equal to 20,000, multiplied by the Spread between the Measuring Price and $10.25, which was the price used in Mr. Shutler's agreement with Tracinda, which was replaced by the agreement with the Company. There is no limitation on the amount of the Spread. Such amounts would be payable only if Mr. Shutler were employed by the Company on the applicable date, subject to proration in the event of a termination of his employment. Mr. Shutler was paid $231,250 in February 1994, $161,250 in February 1995 and $185,000 in
February 1996, pursuant to this agreement. No further payments will be made to Mr. Shutler, pursuant to the terms of his severance agreement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

  The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is responsible for establishing, monitoring and implementing the policies governing the compensation of the Company's executives. The Committee is comprised of the three independent directors whose names appear at the bottom of this report. These policies may be summarized as follows:

    1. The Company's compensation programs should be effective in attracting, motivating and retaining key executives;

    2. There should be a correlation between the compensation awarded to an executive, the performance of the Company as a whole, and the executive's individual performance; and

    3. The Company's compensation programs should provide the executives with a financial interest in the Company similar to the interests of the Company's stockholders.

  The Company's executives are compensated through a combination of salary, performance bonuses and long-term incentive arrangements (where appropriate), and grants of stock options under the Company's Nonqualified Stock Option Plan and Incentive Stock Option Plan. The annual salaries of the executives are reviewed from time to time and adjustments are made where necessary in order for the salaries of the Company's executives to be competitive with the salaries paid by companies included in the Dow Jones Entertainment and Leisure-Casinos Industry Group (the "Casinos Group"). Performance bonuses, where appropriate, are usually determined after the end of the Company's fiscal year based on an assessment of the Company's results and the level of an individual's particular performance for that year. Long-term incentive arrangements, on a case by case basis, may be determined as part of an overall compensation package in conjunction with demonstrable enhancements to stockholder values. The Company did not enter into any long-term incentive arrangement with any executives in 1995. Stock option grants are considered by the Committee from time to time.

  The Committee believes that the return earned by the Company's stockholders should be an important factor in determining compensation of the Company's executives. In considering bonuses for the Company's executives for 1995, the Committee considered, in order of importance, the following: the financial performance of the Company for 1995, including profitability, return on equity and cash flow; the executives' levels of responsibility and performance, based upon evaluations and recommendations of the Chairman of the Board and Chief Executive Officer as to proposed bonuses for executives other than himself; and the other components of their compensation attributable to 1995. Based upon the foregoing, the Committee determined not to grant any bonuses to the Named Executives for 1995.

  The Committee believes that a significant component of the compensation paid to the Company's executives over the long term should be derived from stock options. The Committee strongly believes that stock ownership in the Company is valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the shareholders as a whole and encourages them to manage the Company for the long term. The Committee determines whether to grant stock options, as well as the amount of the grants, by taking into account, in the following order of importance, the individual's past and prospective value to the Company, the performance of the proposed recipient (based upon evaluations by the executive's superior or the Board of Directors) and the amount of stock options previously granted. In 1995, the Committee granted the Named Executives options to purchase shares of Common Stock in the following amounts: J. Terrence Lanni, 1,000,000 shares; and Alex Yemenidjian, 400,000 shares. The Committee determined that the other Named Executives had adequate stock incentives at this time. The Committee anticipates that it will grant additional options to the Company's senior executive officers in the future.

  The Company's stock option plans have been utilized to provide executives and other key employees with increased motivation and incentive to exert their best efforts on behalf of the Company through the opportunity to benefit from appreciation in the value of the Common Stock. Due to a decline in the price of the Common Stock in 1995, certain options outstanding under the Company's Nonqualified Stock Option Plan held by the Named Executives were exercisable at prices which exceeded the current market value of the Common Stock. In December 1995, the Committee concluded that such options were not providing the intended incentive value. In order to restore the incentive value to such options, the Committee approved the repricing of options held by certain of the Named Executives to $26.00 per share, the closing price of the Common Stock on the New York Stock Exchange on the repricing date, as follows: Mr. Lanni, options for 1,000,000 shares with the price reduced from $29.125 per share; Mr. Benninger, options for 50,000 shares with the price reduced from $26.25 per share; and Mr. Yemenidjian, options for 25,000 shares with the rice reduced from $26.25 per share. See "Ten-Year Option/SAR Pricings."

  Effective November 1, 1995, the Committee increased Mr. Yemenidjian's base salary to $750,000, based upon his additional responsibilities as President and Chief Operating Officer of the Company. The Committee intends to review the compensation arrangements of its senior executives from time to time and make adjustments where appropriate. The Committee believes that the Company's annual executive compensation levels are below the median of the compensation levels at the companies included in the Casinos Group.

COMPENSATION AWARDED TO THE CHIEF EXECUTIVE OFFICER

  J. Terrence Lanni became President and Chief Executive Officer of the Company effective June 1, 1995, and was named Chairman of the Board and Chief Executive Officer on July 13, 1995. Mr. Lanni is eligible to participate in the same executive compensation plans available to the Company's other senior executives. Pursuant to the terms of his employment, Mr. Lanni's salary is $1,000,000 per year. In determining Mr. Lanni's compensation for 1995 the Committee applied the policies described above and determined to grant him options to purchase 1,000,000 shares of Common Stock pursuant to the Company's Nonqualified Stock Option Plan.

  Effective June 1, 1995, Robert F. Maxey resigned his position as President and Chief Executive Officer of the Company, and on July 13, 1995, Mr. Maxey resigned as Chairman of the Board of the Company. Payments that Mr. Maxey has received and will receive in connection with his resignation are described under the Summary Compensation Table. The Committee's actions taken with respect to Mr. Maxey's resignation reflect the Committee's reasonable judgment of Mr. Maxey's service and position with the Company since January 1991.

                                                   /s/ James D. Aljian
                                          -------------------------------------
                                                     JAMES D. ALJIAN

                                                   /s/ Walter M. Sharp
                                          -------------------------------------
                                                     WALTER M. SHARP

                                                   /s/ E. Parry Thomas
                                          -------------------------------------
                                                     E. PARRY THOMAS

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Casinos Group for the period of five years commencing January 1, 1991 and ended December 31, 1995.

  The Company does not believe that comparison to any of the Dow Jones indices or any other company for periods prior to December 1993 is meaningful, since the Company, through its wholly-owned subsidiary, MGM Grand Hotel, Inc., did not commence operations until completion of construction of the MGM Grand Hotel, a hotel/casino and entertainment complex located in Las Vegas, Nevada, which opened on December 18, 1993. However, the Company believes that the selected index provides meaningful comparison for subsequent periods.

 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG THE COMPANY, DOW JONES
             EQUITY MARKET INDEX, AND THE DOW JONES CASINOS GROUP




                              [PLACE GRAPH HERE]



                                                             DECEMBER 31,
                                                     -----------------------------
                                                     1990 1991 1992 1993 1994 1995
                                                     ---- ---- ---- ---- ---- ----
(Triangle) MGM Grand Inc...........................  100  117  196  401  247  236
         . Dow Jones Equity Market Index...........  100  132  144  158  159  221
  (Square) Dow Jones Casinos Group.................  100  153  237  362  278  368

--------
 * Assumes $100 invested on December 31, 1990 in each of Company stock, the Dow Jones Equity Market Index, and the Dow Jones Industry Index.

                                 BENEFIT PLANS

  MGM Grand Hotel, Inc. ("MGM Grand Hotel"), a wholly-owned subsidiary of the Company, separately adopted a Section 401(k) employee savings plan (the "Hotel Savings Plan") for employees not a part of a collective bargaining unit. The Hotel Savings Plan allows participants to defer, on a pretax basis, a portion of their salary and accumulate tax deferred earnings as a retirement fund. All deferred amounts vest immediately and are invested in either an equity, balanced income, money market, or short term bond fund as directed by the participant. After commencement of hotel/casino operations, to the extent of a participant's contributions up to an annual limit of 4% of a participant's salary, MGM Grand Hotel will make matching contributions of 25% of the participant's contribution, and annual bonus contributions up to a maximum of $500 based on years of participant employment. The full amount vested in a participant's account will be distributed to a participant following termination of employment, normal retirement or in the event of disability or death. A participant may also make a request for withdrawal of the participant's vested account balance under the Hotel Savings Plan based on financial hardship. A participant is entitled to borrow up to 50% of the vested portion of his account, but no more than $50,000. The Company's employees are eligible to participate under the Hotel Savings Plan.

  Effective November 1994, the Company, and MGM Grand Hotel adopted a Nonqualified Deferred Retirement Plan for Certain Key Employees not a part of a collective bargaining unit. The Nonqualified Deferred Retirement Plan allows participants to defer, on a pretax basis, a portion of their salary and accumulate tax deferred earnings, plus interest, as a retirement fund. These deferrals are in addition to those allowed under the Hotel Savings Plan. All deferred amounts vest immediately. There are no employer matching contributions made under this plan. The full amount vested in a participant's account will be distributed to a participant following termination of employment, normal retirement or in the event of disability or death.

  Effective with the September 1995 acquisition of the Diamond Beach Hotel and Casino by MGM Grand Australia Pty., Ltd., an Australian employee retirement fund was acquired. The plan is subject to the Superannuation Industry (Supervision) Act 1993 imposing a legal obligation on MGM Grand Australia to contribute to all employees. MGM Grand Australia maintains two categories for the plan, depending on employment status: category (A) for executive employees and category (B) for staff. Death and Disablement benefits are provided for all members, however, category (A) members receive increased coverages under both benefits. The company contributes 6% of salary to satisfy the Superannuation Guarantee Legislation, and allows participants to defer, on a pretax basis, a portion of their salary (minimum 3%) and accumulate tax deferred earnings as a retirement fund. The full amount vested in members retirement accounts is payable to the member following termination of employment or normal retirement.

  The Company's Board of Directors may adopt other benefit plans, including an employee stock ownership plan and an employee retirement plan. The terms and benefit levels of any such plans have not yet been determined. In addition, the Company's Board of Directors may adopt a profit-sharing plan which will provide for a percentage of the Company's annual pre-tax operating profits to be available for distribution on a discretionary basis.

                             CERTAIN TRANSACTIONS

  Christensen, White, Miller, Fink, Jacobs, Glaser & Shapiro, LLP, a law firm of which Terry Christensen, a director, is a partner (see "Election of Directors"), has performed extensive legal services for the Company. Such services relate to litigation, sales of securities, acquisitions and dispositions of certain assets and operations, tax matters and other business transactions, contracts and agreements.

  During 1993, 1994 and 1995, Alexander M. Haig, Jr., a member of the Board of Directors of the Company, rendered consulting services to the Company, for which he received fees at the rate of $50,000 per annum.

  In November 1992, the Company was granted a no cost two-year option from Tracinda to purchase approximately 18 acres of undeveloped land across the Las Vegas Strip from the MGM Grand Hotel. Effective September 1, 1994, the option was extended to September 1, 1995. The option, which gave the Company the right to acquire the property at Tracinda's purchase cost of $31.5 million, together with its actual cost incurred in connection with the ownership of the property, and interest, was exercised on January 5, 1995, for a total cost of approximately $36.5 million. On January 6, 1995, the Company contributed the property to New York-New York Hotel, LLC, its joint venture with Primadonna Resorts, Inc, as its share of capital contribution to the hotel/casino construction project.

  During 1995, the Company and its subsidiaries leased aircraft from Tracinda for various business purposes. The aggregate amount of rentals was $210,000, and the rentals were at rates generally comparable to those offered by third parties. Also during 1995, MGM Grand Hotel chartered Tracinda aircraft through a third party lessor, under an arrangement which resulted in $243,000 of charter fees being remitted to the leasing agent. Also during 1995, Tracinda purchased fuel and aircraft parts from MGM Grand Air, at its cost, in amounts that are not material.

  Pursuant to an agreement between MGM Grand Hotel and Tracinda, MGM Grand Hotel provided account receivable collection services to Tracinda in connection with the accounts of The Stars' Desert Inn during 1995, in exchange for 20% of the net collections of The Stars' Desert Inn. MGM Grand Hotel received total commissions of approximately $76,000 during 1995.

  The Company and Tracinda have entered into various other transactions and arrangements which, individually and in the aggregate, are not material.

           APPROVAL OF AMENDMENT OF THE COMPANY'S STOCK OPTION PLANS

                                PROPOSAL NO. 2

DESCRIPTION OF THE AMENDMENT

  Subject to the approval of the stockholders, the Board of Directors, on the recommendation of the Compensation and Stock Option Committee, has amended the Company's Nonqualified Stock Option Plan and Incentive Stock Option Plan (collectively, the "Option Plans") to increase the number of shares of Common Stock subject to such plans by 2,500,000. The Board of Directors is of the opinion that the Option Plans have helped the Company compete for, motivate and retain high caliber executive, administrative and professional employees, and that it is in the best interests of the Company and its stockholders to amend the Option Plans as proposed. Consistent with the Company's compensation objectives, rewards under the Option Plans are dependent on those factors which directly benefit the Company's stockholders and appreciation in the market value of the Common Stock.

  The affirmative vote of the holders of at least a majority of the shares of Common Stock voted at the Annual Meeting is required to approve the amendment to the Option Plans.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE OPTION PLANS

DESCRIPTION OF THE OPTION PLANS

  The Option Plans, as amended, will cover up to an aggregate of 5,000,000 shares of Common Stock, and each has a ten-year duration. The Option Plans are administered by the Compensation and Stock Option Committee, whose members are appointed by the Board of Directors. All employees of the Company and its subsidiaries (other than an employee owning more than 10% of the combined voting power of all classes of stock of the Company and its subsidiaries) are
eligible to receive options. As of March   , 1996, there were approximately
    employees currently eligible to participate in the option plans and employees holding outstanding options under the Option Plans. The exercise price in each instance is 100% of the fair market value of the Common Stock on the date of grant, subject to any repricing at the option of the Compensation and Stock Option Committee, and is payable in cash or shares of previously acquired Common Stock having a fair market value equal to the option exercise price. All outstanding options have a ten-year term and are exercisable in four annual installments of varying amounts. Generally, outstanding options terminate three months after termination of the optionee's employment for any reason other than the optionee's death and one year after termination of the optionee's employment due to death. Options are non-transferable by the holder other than by will or laws of descent and distribution.

  In the event any change is made in the Company's capitalization that results from a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares or any similar change affecting the Common Stock, appropriate adjustment, as determined by the Compensation and Stock Option Committee, will be made in the exercise price and in the number and class of shares subject to the option.

  In the event of a sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, holders of outstanding options will have the right to receive, upon exercise of the option and payment of the exercise price, the same consideration which the stockholders of the Company received pursuant to such transaction.

  The Board of Directors may amend or terminate the Option Plans from time to time in such respects as the Board may deem advisable; provided that the Board may not (i) increase the number of shares subject to the Option Plans without stockholder approval, (ii) permit the grant of an option with an exercise price that is less than the fair market value of the Common Stock, (iii) permit the grant of an option with a term beyond that provided in the Option Plans or (iv) make a material change in the class of eligible employees.

  The Company has agreed that certain options granted to Messrs. Lanni and Yemenidjian (i.e., options for 1,000,000 shares for Mr. Lanni and 150,000 shares for Mr. Yemenidjian) will, to the extent not already vested, become fully vested upon a change in control of the Company as a result of a sale or exchange of outstanding Common Stock. In addition, an option for 400,000 shares granted to Mr. Yemenidjian in December 1995 will become fully vested upon a change in control of the Company, but only in the event of termination or diminution of Mr. Yemenidjian's employment status within the first 12 months following the change in control.

  An optionee who is granted an incentive stock option generally will not recognize taxable income either upon the grant or the exercise of an incentive option, although the exercise may be subject to the alternative minimum tax. No deduction will ordinarily be available to the Company as a result of the grant or exercise of incentive options. Upon the sale or exchange of the shares underlying an incentive option more than two years after the date of grant and one year after the date of exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares of the date of exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income on such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. Any gain or loss recognized on such a premature disposition of shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. An optionee granted nonqualified stock options will not recognize any taxable income at the grant of the option, but will generally realize ordinary income for federal income tax purposes at the time of exercise of such options equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending upon on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. However, Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that a company may not deduct taxable compensation in excess of $1,000,000 paid in any calendar year to certain executive officers unless such excess compensation is "performance-based."

  The foregoing is only a summary of certain effects of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plans, does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax laws of any local, state or foreign jurisdiction in which any optionee may reside.

  The following table sets forth certain information with respect to stock options granted pursuant to the Nonstatutory Stock Option Plan during 1995 to
(i) the Named Executives, (ii) all current executive officers as a group,
(iii) [all current directors who are not executive officers as a group and
(iv)] all other employees as a group. The options shown below are not necessarily indicative of the number of options that may be granted in the future.

                             AMENDED PLAN BENEFITS
                         NONQUALIFIED STOCK OPTION PLAN

        NAME & POSITION              DOLLAR VALUE ($)(1)         NUMBER OF OPTIONS
        ---------------              -------------------         -----------------
J. Terrence Lanni                         $                          1,000,000
Chairman and Chief
Executive Officer
Alex Yemenidjian
President, Chief Option Officer
and Chief Financial Officer                                          400,000
All Executive Officers
as a group (   persons)
Non-Executive Officer
Employees as a group
(   persons)

--------
(1) Based on the closing price of the Common Stock of $       as reported on
    the New York Stock Exchange Composite Tape on March   , 1996.

                      PROPOSED AMENDMENT AND RESTATEMENT
                        OF CERTIFICATE OF INCORPORATION

                                PROPOSAL NO. 3

  The Board of Directors of the Company has approved, and recommends that the stockholders approve, an amendment to and restatement of the Company's Certificate of Incorporation to insert in the Certificate of Incorporation provisions regarding stockholders who are found by governmental authorities to be not licensable, suitable or qualified to be stockholders of the Company, or who are required to apply for licensing or to be found suitable or qualified, but fail to do so. A copy of the proposed amendment is attached as Exhibit I to this Proxy Statement. Attached as Exhibit II for information purposes is a copy of the Restated Certificate of Incorporation.

  PROPOSED AMENDMENT REGARDING STOCKHOLDERS WHO ARE FOUND NOT TO BE SUITABLE OR ARE REQUIRED TO APPLY FOR LICENSING OR TO BE FOUND SUITABLE OR QUALIFIED, BUT FAIL TO DO SO.

  The Board of Directors recommends that the stockholders approve the insertion of a new Article 11 in the Company's Restated Certificate of Incorporation which (a) provides that while any stockholder (a "Non-Authorized Stockholder") who is found by a governmental authority to be unlicensable, unsuitable or disqualified to be a stockholder of the Company, or who is required by a governmental authority to apply for licensing or to be found suitable or qualified, but fails to do so, holds stock of the Company, that Non-Authorized Stockholder will not be entitled to receive dividends with regard to the stock, to vote the stock or to exercise any other rights of a holder of the stock, and the Non-Authorized Stockholder's stock will not be counted in determining the number of outstanding shares entitled to vote, (b) requires any Non-Authorized Stockholder to dispose of all that stockholder's stock of the Company within 30 days after notice from the Company of the determination made by the governmental authority, and (c) gives the Company the option, beginning 120 days after the Company notifies a Non-Authorized Stockholder of the determination made by the governmental authority, to redeem any stock held by the Non-Authorized Stockholder at any time for the lesser of
(i) the fair market value of the Company's stock of the class held by the Non-Authorized Stockholder on the day the Company notifies the Non-Authorized Stockholder of the action taken by the governmental authority or (ii) the fair market value of the Company's stock of that class on the day the notice of redemption is given. For the purposes of the foregoing, the fair market value of stock is the last sale price of such stock in the principal market on which stock of that class is traded (whether a stock exchange, an automated quotation system or another organized trading market), or, if stock of that class is not traded on an organized trading market, the fair market value will be that determined in good faith by the Board of Directors of the Company, based upon an evaluation by an investment banking firm or other experts in valuing securities. Article 11 specifically authorizes the Company to obtain injunctive relief to enforce its provisions and provides that every stockholder by acquiring or retaining stock of the Company acknowledges that the Company might suffer irreparable injury if Article 11 were violated for which the Company would not have an adequate remedy at law and that the Company would be entitled to injunctive relief to enforce Article 11. Notwithstanding the foregoing, the Company's ultimate right to injunctive relief rests in the discretion of the court in which the relief is sought.

  The most significant activities of the Company and its subsidiaries are the operation of hotel-casinos in Nevada. In addition, the Company's subsidiary MGM Grand Hotel, Inc. has applied for a gaming license in New Jersey. Both those states have strict laws regarding ownership of stock of companies, such as the Company, which control holders of gaming licenses. Although the proposed Article 11 would apply to determinations by any governmental authorities, it is intended particularly to help the Company comply with requirements of gaming authorities in Nevada and New Jersey.

  The Nevada gaming laws require any person who acquires 5% or more of any class of the Company's voting securities to apply for a finding of a beneficial owner of 10% or more of any class of the Company's voting securities to apply for a finding of suitability of the Nevada Gaming Commission. The Nevada Gaming Commission and the Clark County Liquor and Gaming Licensing Board may also require other stockholders to be found suitable. If an owner of the Company's securities is found unsuitable by the Nevada Gaming Commission, it becomes unlawful for the security owner to
(a) receive interest or dividends with regard to the securities, (b) directly or indirectly exercise any voting right of the securities, (c) receive remuneration in any form from the Company, or (d) hold directly or indirectly the beneficial ownership of any voting securities of the Company. Nevada law requires a person found unsuitable to offer his securities to the Company, and the Company to purchase them within ten days, for cash at their fair market value. The Company must use its best efforts to terminate all its relationships with a person found to be unsuitable. The same provisions which relate to stockholders found to be unsuitable apply to (i) a beneficial owner of the Company's securities if the record owner, after request, fails to identify the benefical owner, and (ii) any owner of the Company' securities who refuses to apply for licensing or a finding of suitability after the Nevada Gaming Commission determines that such an application is required.

  Under the New Jersey Casino Control Act, any 5% stockholder of the Company will have to be found qualified unless there is an express finding by the New Jersey Casino Control Commission with the consent of the Director of the Division of Gaming Enforcement that the stockholder does not have the power to exercise control. The Casino Control Commission can find any security holder of the Company (including a holder of less than 5% of the Company's stock) not qualified to own securities issued by the Company. If a security holder of the Company is found not qualified, it will be unlawful for the security holder to
(i) receive any dividends or interest with regard to any securities of the Company or (ii) exercise, directly or indirectly, any rights conferred by the securities. The New Jersey Casino Control Act requires that the By-laws or the Certificate of Incorporation of a company, such as the Company, which control a gaming licensee provide that securities of that company are held subject to the condition that if a holder is found to be disqualified by the Casino Control Commission, the holder must dispose of his securities of the company. If a security holder of the Company is found disqualified but does not dispose of his securities, any New Jersey gaming subsidiary of the Company could be subjected to fines, or its license could be suspended or revoked.

  The proposed new Section of the Restated Certificate of Incorporation could discourage someone who might want to solicit tenders of, or otherwise acquire, a substantial portion of the Company's stock from doing so and, therefore, might deprive stockholders of an opportunity to sell their stock at a premium above the market price of the stock. However, the Company's Board of Directors believes the potential harm to the Company and its stockholders from have a significant amount of its stock held by a person who is found not licensable, suitable or qualified to be a stockholder of the Company, or who refuses to file a required application to be licensed or found suitable or qualified, is substantially more significant than the possibility that the proposed new Section would deter someone from seeking to acquire a large portion of the Company's stock.

  The amendment contained in the Restated Certificate of Incorporation will be adopted only if it receives the affirmative vote of holders of a majority of the outstanding Common Stock of the Company entitled to vote at the meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT.

                             SELECTION OF AUDITORS

                                PROPOSAL NO. 4

  The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to ratification by the stockholders, the firm of Arthur Andersen LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 1996. This firm acted as auditors for the Company during the year ended December 31, 1995.

  Representatives of Arthur Andersen LLP will be present at the stockholders' meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

  The Board of Directors recommends a vote FOR adoption of this proposal.

                                OTHER BUSINESS

  Management knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies or their substitutes will vote or act with respect to such other matters in accordance with their best judgment.

                    NOTICE CONCERNING STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company on or before November 30, 1996 in order to be included in the form of proxy and proxy statement to be issued by the Board of Directors for that meeting.

                               OTHER INFORMATION

  The Company will bear all costs in connection with the management solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person, for which no additional compensation will be paid them.

  The Company's Annual Report to Stockholders for the year ended December 31, 1995 accompanies this Proxy Statement.

                      By Order of the Board of Directors,

/s/ J. TERRENCE LANNI                 /s/ ALEX YEMENIDJIAN

J. Terrence Lanni                     Alex Yemenidjian
Chairman and Chief                    President, Chief Operating Officer
Executive Officer                     and Chief Financial Officer

                                                                      EXHIBIT I

        PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

  11. a. Except as is otherwise expressly provided in this Restated Certificate of Incorporation or in instruments containing the terms of the Corporation's securities, which instruments have been approved by the Nevada Gaming Commission ("Nevada Commission"), if required, and the New Jersey Casino Control Commission ("New Jersey Commission"), and so long as the Corporation remains either a "holding company" or an "intermediary company" (as those terms or equivalent terms are or may be defined under the Nevada Gaming Control Act ("Nevada Act") and the New Jersey Casino Control Act ("New Jersey Act"), of the holder of a gaming or casino license in either Nevada or New Jersey, all securities of the Corporation shall be held subject to the requirement of the Nevada Act and the New Jersey Act that if a holder thereof is found to be unsuitable pursuant to the Nevada Act by the Nevada Commission or is found to be disqualified pursuant to the New Jersey Act by the New Jersey Commission, such holder shall dispose of his securities in the Corporation promptly after such holder's receipt of written notice of his unsuitability or disqualification. Promptly following its receipt of notice from the Nevada Commission or the New Jersey Commission (the "Notice Date"), the Corporation shall either deliver such written notice personally to the unsuitable or disqualified holder or shall mail it to such holder by certified mail, return receipt requested, to the address shown on the Corporation's books and records. If any unsuitable or disqualified holder fails to dispose of his securities within 120 days following such holder's receipt of written notice of his unsuitability or disqualification, (i) such securities shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 141(b) of the General Corporation Law of Delaware or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any government-issued license or franchise held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or such Subsidiary, which license or franchise is conditioned upon some or all of the holders of the Corporation's securities possessing prescribed qualifications, and (ii) such unsuitable or disqualified holder shall indemnify the Corporation for any and all direct or indirect costs, including attorneys' fees, incurred by the Corporation as a result of such holder's continuing ownership or failure to divest promptly.

  b. Commencing on the date the Nevada Commission or the New Jersey Commission serves notice upon the Corporation of the determination of unsuitability or disqualification, it shall be unlawful pursuant to the Nevada Act and the New Jersey Act for the unsuitable or disqualified holder (i) to receive any dividends or interest upon his securities in the Corporation; (ii) to exercise, directly or through any trustee or nominee, any right conferred by such securities; or (iii) to receive any remuneration in any form from the Corporation for services rendered or otherwise.

  c. The redemption price of any securities to be redeemed pursuant to this
Article 11 shall be equal to the lesser of (i) the holder's original purchase price for the securities, or (ii) the lowest closing sale price of the securities between the Notice Date and the date 120 days after the Notice Date.

  d. For purposes of this Article 11, the term "Subsidiary" means any entity of which this Corporation is deemed to be a "holding company" or an "intermediary company" as those terms or equivalent terms are or may be defined under the Nevada Act and the New Jersey Act.

                                                                     EXHIBIT II

           RESTATED CERTIFICATE OF INCORPORATION OF MGM GRAND, INC.

  J. Terrence Lanni, Chairman of the Board and Chief Executive Officer, and Scott Langsner, Secretary/Treasurer, of MGM GRAND, INC., a Corporation organized and existing under the laws of the State of Delaware, hereby certify as follows:

  1. The name of this Corporation is:

                                MGM GRAND, INC.

The name under which the Corporation was originally incorporated was GRAND NAME CO., and the original Certificate of Incorporation was filed on January 25, 1986.

  2. The address of its registered office in the State of Delaware is Corporation Trust Center, No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

  3. The nature of the business, or objects or purposes proposed to be transacted, provided or carried on are:

  In general to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

  4. The aggregate number of shares which the Corporation shall have authority to issue is 75,000,000 shares, all of which are to be common stock, and the par value of each of such shares is to be $.01.

  5. The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of this Corporation.

  6. Tender offers for the purchase of equity securities of this Corporation shall not be subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware.

  7. The Corporation is to have perpetual existence.

  8. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

  9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

  10. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director receives an improper personal benefit.

  If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.

  Any repeal or amendment of this Article 11 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

  11. a. Except as is otherwise expressly provided in this Restated Certificate of Incorporation or in instruments containing the terms of the Corporation's securities, which instruments have been approved by the Nevada Gaming Commission ("Nevada Commission"), if required, and the New Jersey Casino Control Commission ("New Jersey Commission"), and so long as the Corporation remains either a "holding company" or an "intermediary company" (as those terms or equivalent terms are or may be defined under the Nevada Gaming Control Act ("Nevada Act") and the New Jersey Casino Control Act ("New Jersey Act"), of the holder of a gaming or casino license in either Nevada or New Jersey, all securities of the Corporation shall be held subject to the requirement of the Nevada Act and the New Jersey Act that if a holder thereof is found to be unsuitable pursuant to the Nevada Act by the Nevada Commission or is found to be disqualified pursuant to the New Jersey Act by the New Jersey Commission, such holder shall dispose of his securities in the Corporation promptly after such holder's receipt of written notice of his unsuitability or disqualification. Promptly following its receipt of notice from the Nevada Commission or the New Jersey Commission (the "Notice Date"), the Corporation shall either deliver such written notice personally to the unsuitable or disqualified holder or shall mail it to such holder by certified mail, return receipt requested, to the address shown on the Corporation's books and records. If any unsuitable or disqualified holder fails to dispose of his securities within 120 days following such holder's receipt of written notice of his unsuitability or disqualification, (i) such securities shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 141(b) of the General Corporation Law of Delaware or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any government-issued license or franchise held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or such Subsidiary, which license or franchise is conditioned upon some or all of the holders of the Corporation's securities possessing prescribed qualifications, and (ii) such unsuitable or disqualified holder shall indemnify the Corporation for any and all direct or indirect costs, including attorneys' fees, incurred by the Corporation as a result of such holder's continuing ownership or failure to divest promptly.

  b. Commencing on the date the Nevada Commission or the New Jersey Commission serves notice upon the Corporation of the determination of unsuitability or disqualification, it shall be unlawful pursuant to the Nevada Act and the New Jersey Act for the unsuitable or disqualified holder (i) to receive any dividends or interest upon his securities in the Corporation; (ii) to exercise, directly or through any trustee or nominee, any right conferred by such securities; or (iii) to receive any remuneration in any form from the Corporation for services rendered or otherwise.

  c. The redemption price of any securities to be redeemed pursuant to this
Article 11 shall be equal to the lesser of (i) the holder's original purchase price for the securities, or (ii) the lowest closing sale price of the securities between the Notice Date and the date 120 days after the Notice Date.

  d. For purposes of this Article 11, the term "Subsidiary" means any entity of which this Corporation is deemed to be a "holding company" or an "intermediary company" as those terms or equivalent terms are or may be defined under the Nevada Act and the New Jersey Act.

  This Restated Certificate of Incorporation restates and integrates and further amends the Corporation's Certificate of Incorporation, was duly adopted by the Board of Directors and was approved by the stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.

  IN WITNESS WHEREOF, this Certificate has been signed by J. Terrence Lanni, Chairman of the Board and Chief Executive Officer, and Scott Langsner,
Secretary/Treasurer, of MGM Grand, Inc. this    day of      , 1996.

                                          -------------------------------------
                                                    J. Terrence Lanni
                                                Chairman of the Board and
                                                 Chief Executive Officer

-------------------------------------
           Scott Langsner
         Secretary/Treasurer

                                                                      APPENDIX 1


                               THE OPTION PLANS

     The following is the text of the Option Plans:

THE NONQUALIFIED PLAN

     1. Purpose. The purpose of the MGM Grand, Inc. Nonqualified Stock Option Plan is to provide a means whereby MGM Grand, Inc. may attract and retain persons of ability as employees and motivate such persons to exert their best effort on behalf of the Company and any Parent or Subsidiary.

     2. Definitions.

        (a) "Board" shall mean the Board of Directors of the Company.

        (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (c) "Committee" shall mean the administrative committee appointed pursuant to Section 3.

        (d) "Company" shall mean MGM Grand, Inc., a Delaware corporation.

        (e) "Nonqualified Option" shall mean an option to purchase shares of Stock, subject to the terms and conditions described in the Plan, which is not an incentive stock option within the meaning of Code Section 422A.

        (f) "Parent" shall mean a parent corporation as defined in Code Section 425(e).

        (g) "Participant" shall mean an employee of the Company or any Parent or Subsidiary who is designated to receive Nonqualified Options pursuant to Section 3.

        (h) "Plan" shall mean the MGM Grand, Inc. Nonqualified Stock Option
     Plan.

        (i) "Stock" shall mean the Company's $.01 par value common stock.

        (j) "Subsidiary" shall mean a subsidiary corporation as defined in Code
     Section 425(f) or any partnership or joint venture in which the Company owns a 50 percent or greater ownership interest.

     3. Administration. The Plan shall be administered by the Committee, consisting of at least three members, appointed by and holding office at the pleasure of the Board. Members of the Committee shall be members of the Board and shall not be eligible to participate in the Plan while serving on the Committee.

     All employees of the Company or any Parent or Subsidiary (other than any employee who owns stock possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary) shall be eligible to receive Nonqualified Options. Subject to the provisions of the Plan, the Committee shall have the power to (a) determine and designate from time to time those employees who perform services for the Company or for any Parent or Subsidiary who shall be Participants in the Plan and the number of shares to be subject to the Nonqualified Options to be granted to each Participant; provided, however, that no Nonqualified Option shall be granted after the expiration of the period of ten years from the effective date of the Plan specified in Section 8; (b) authorize the granting of Nonqualified Options to Participants; and (c) determine the time or times and the manner when each Nonqualified Option shall be exercisable and the duration of the exercise period.

     For the purposes of this Plan, the fair market value of the Stock shall be determined in good faith by the Committee by applying the rules and principles of valuation set forth in Treasury Regulations Section 20.2031-2, relating to the valuation of stocks and bonds for purposes of Code Section 2031.

     The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence, the Committee may, in its discretion, treat all or any portion of any period during which a Participant is on military or on an approved leave of absence from the Company or a Parent or Subsidiary as a period of service of such Participant with the Company or a Parent or Subsidiary, as the case may be, for purposes of accrual of his or her rights under the Nonqualified Options. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive. Any action reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been taken by vote at a meeting duly called and held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Nonqualified Options.

     4. Benefit Available Under Plan. The benefits provided by the Plan to Participants are Nonqualified Options. Nonqualified Options may be granted by the Company from time to time for all Participants to acquire an aggregate of 5,000,000 shares of stock, subject to adjustment as provided in Paragraph 5(h), and reduced by the number of shares subject to options which are granted under the MGM Grand, Inc. Incentive Stock Option Plan. The shares to be delivered upon exercise of Nonqualified Options shall be made available, at the discretion of the Board, either from authorized but unissued shares of Stock or from Stock reacquired by the Company, including shares purchased in the open market. If any Nonqualified Option terminates, expires or is cancelled with respect to any shares of Stock, new Nonqualified Options may thereafter be granted covering such shares.

     5. Terms and Conditions. Each Nonqualified Option shall be evidenced by an agreement (the "Agreement"), in a form approved by the Committee, which shall be signed by an officer of the Company and the Participant receiving the Nonqualified Option, and which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

          (a) Period. Each Agreement shall specify that the Nonqualified Option thereunder is granted for a period not to exceed ten years (the "Option Period") and shall provide that the Nonqualified Option shall expire at the end of such period.

          (b) Option Price. The price per share at which a Nonqualified Option may be exercised (the "Option Price") shall be determined by the Committee at or prior to the time the Nonqualified Option is granted, but shall be at least equal to the fair market value per share at the time the Nonqualified Option is granted.

          (c) Exercise of Option. In order to exercise Nonqualified Options, the person or persons entitled to exercise them shall give written notice to the Company specifying the number of shares to be purchased pursuant to the exercise of Nonqualified Options. This notice shall be accompanied by payment for the shares as provided in Paragraph 5(d). Options may be exercised at such time or times as may be determined by the Committee at the time of grant, subject to the provisions of this Section 5, including the following limitation: no part of any Nonqualified Option may be exercised until the Participant holding the Nonqualified Option shall have performed services for the Company or for a Parent or Subsidiary for such period after the date on which the Nonqualified Option is granted as the Committee may specify in the Agreement; provided, however, that, although a Nonqualified Option may provide for earlier exercise, each Nonqualified Option must be exercisable so that at least 20 percent of the shares subject to the Nonqualified Option are exercisable no later than the third anniversary of the grant of the Nonqualified Option, 40 percent of such shares no later than the fourth such anniversary, 60 percent of such shares no later than the fifth such anniversary, 80 percent of such shares no later than the sixth such anniversary, and 100 percent of such shares no later than the seventh such anniversary; provided, further, that if the Committee authorizes a Nonqualified Option exercisable in more than one installment and if the employment of any Participant holding such a Nonqualified Option is terminated for any reason after the first date on which the right to exercise any portion of the Nonqualified Option has accrued, the number of shares with respect to which the Nonqualified Option shall be deemed to have accrued at the date of termination of employment shall be such number of shares as to which the right to exercise the Nonqualified Option accrued prior to the date of termination of employment, plus, in case the Nonqualified Option was not fully exercisable on such date, that proportion of the number of shares with respect to which the Nonqualified Option would next have become exercisable but for such termination of employment as the number of days the Participant was employed by the Company, or a Parent or Subsidiary, prior to such date and subsequent to the last preceding date on which the right to exercise the Nonqualified Option as to additional shares accrued (the "Preceding Exercise Date") bears to the number of days between the Preceding Exercise Date and the next date on which the right to exercise the Nonqualified Option as to additional shares would otherwise accrue; and provided, further, that no Nonqualified Option may at any time be exercised in part with respect to fewer than the lesser of (i) fifty shares, or (ii) the number of shares which remain to be purchased pursuant to the Nonqualified Option.

          (d) Payment of Option Price. The Option Price of the Stock transferred to a Participant pursuant to the exercise of a Nonqualified Option shall be paid to the Company at the time of delivery of notice of exercise: (1) in cash; (2) with previously acquired Stock having a fair market value equal to the Option Price; or (3) with cash and previously acquired Stock having a fair market value which together with the cash is equal to the Option Price.

     (e) Exercise in the Event of Death or Termination of Employment. If a Participant holding Nonqualified Options shall terminate employment by the Company, its Parent and Subsidiaries because of death, or shall die within three months of termination of employment by the Company, its Parent and Subsidiaries, the Nonqualified Options held by the Participant may be exercised, to the extent that the Participant was entitled to do so at the date of termination of employment, by the person or persons to whom the Participant's rights under the Nonqualified Options pass by will or applicable law , or if no such person has such rights, by the Participant's executors or administrators, at any time, or from time to time, within one year after the date of such termination of employment, but in no event later than the expiration date specified pursuant to Paragraph 5(a). If a Participant's employment by the Company, its Parent and Subsidiaries shall terminate for any reason other than death, he may exercise his Nonqualified Options, to the extent he was entitled to do so at the date of termination of employment, at any time, or from time to time, within three months after the date of termination of employment, but in no event later than the expiration date specified pursuant to Paragraph 5(a).

     (f) Nontransferability. No Nonqualified Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. No Interest of any Participant under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. During the lifetime of the Participant, Nonqualified Options shall be exercisable only by the Participant who received them.


     (g) Investment Representation. Each Agreement shall contain a provision that, upon demand by the Company for such a representation, the Participant holding the Nonqualified Options (or any person acting under Paragraph 5(e)) shall deliver to the Company at the time of any exercise of any Nonqualified Options a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of Nonqualified Options and prior to the expiration of the Option Period shall be a condition precedent to the right of the Participant or such other person to acquire any shares.

     (h) Adjustments in Event of Change in Stock. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Stock, the number and class of shares which thereafter may be acquired under the Plan, the number and class of shares subject to outstanding Agreements, the Option Price per share thereof, and any other terms of the Plan or the Agreements which in the Committee's sole discretion require adjustment (including, without limitation, relating to the Stock, other securities, cash or other consideration which may be acquired upon exercise of the Nonqualified Options) shall be appropriately adjusted consistent with such change in such manner as the Committee may deem appropriate.

     (i) No Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any shares subject to Nonqualified Options prior to the date of issuance to him of a certificate or certificates for such shares.

     (j) No Right to Continued Employment. The Plan and any Nonqualified Options granted under the Plan shall not confer upon any employee any right with respect to continuance of employment by the Company or any Parent or Subsidiary, nor shall they interfere in any way with the right of the Company or any Parent or Subsidiary for which an employee performs services to terminate his employment at any time.

     (k) Arrangement for Tax Payment. Each Agreement shall contain a provision that the Participant shall agree to make any arrangements required by the Committee to insure that the amount of tax required to be withheld by the Company or a Parent or Subsidiary as a result of the exercise of Nonqualified Options is available for payment.

     (l) Certain Corporate Transactions. Each Agreement shall provide that nothing in the Plan or the Agreement shall in any way prohibit the Company from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence, and in any such event (other than a merger in which the Company is the surviving corporation and under the terms of which the shares of Stock outstanding immediately prior to the merger remain outstanding and unchanged), the Participant shall be entitled to receive, at the time the Nonqualified Option or portion thereof would otherwise become exercisable and upon payment of the Option Price, the same shares of stock, cash or other consideration received by shareholders of the Company in accordance with such merger, consolidation, sale or transfer of assets, liquidation or dissolution.

     6. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Nonqualified Options under the Plan, and the obligation of the Company to transfer shares under these Nonqualified Options shall be subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to Participants, and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed, where such listing is required under the rules or regulations of such exchange, and (b) the compliance with applicable federal and state securities laws and regulations relating to the issuance and delivery of such certificates; provided, however, that the Company shall make all reasonable efforts to so list such shares and to comply with such laws and regulations.

     7. Amendment and Discontinuance. The Board may from time to time amend, suspend or discontinue the Plan; provided, however, that, subject to the provisions of Paragraph 5(h), no action of the Board may (a) increase the number of shares reserved for options pursuant to Section 4 without approval of the shareholders of the Company, (b) permit the granting of any Nonqualified Option at an Option Price less than that determined in accordance with Paragraph 5(b),
(c) permit the granting of Nonqualified Options which expire beyond the period provided for in Paragraph 5(a), or (d) make any material change in the class of eligible employees as defined in the Plan.

     8. Effective Date. The effective date of the Plan shall be the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by shareholders of the Company.

THE INCENTIVE PLAN

     1. Purpose. The purpose of the MGM Grand, Inc. Incentive Stock Option Plan is to provide a means whereby MGM Grand, Inc. may attract and retain persons of ability as employees and motivate such persons to exert their best efforts on behalf of the Company and any Parent or Subsidiary.

     2. Definitions.

        (a) "Board" shall mean the Board of Directors of the Company.

        (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (c) "Committee" shall mean the administrative committee appointed pursuant to Section 3.

        (d) "Company" shall mean MGM Grand, Inc., a Delaware corporation.

        (e) "Incentive Option" shall mean an option to purchase shares of Stock, subject to the terms and conditions described in the Plan, which is an incentive stock option within the meaning of Code Section 422A.

         (f) "Parent" shall mean a parent corporation as defined in Code Section 425(e).

         (g) "Participant" shall mean an employee of the Company or any Parent or Subsidiary who is designated to receive Incentive Options pursuant to
     Section 3.

         (h) "Plan" shall mean the MGM Grand, Inc. Incentive Stock Option Plan.

         (i) "Stock" shall mean the Company's $.01 par value common stock.

          (l) "Subsidiary" shall mean a subsidiary corporation as defined in Code Section 425(f).

     (3) Administration. The Plan shall be administered by the Committee, consisting of at least three members, appointed by and holding office at the pleasure of the Board. Members of the Committee shall be members of the Board and shall not be eligible to participate in the Plan while serving on the Committee.

     All employees of the Company or any Parent or Subsidiary (other than any employee who owns stock possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary) shall be eligible to receive Incentive Options. Subject to the provisions of the Plan, the Committee shall have the power to (a) determine and designate from time to time those employees who perform services for the Company or for any Parent or Subsidiary who shall be Participants in the Plan and the number of shares to be subject to the Incentive Options to be granted to each Participant; provided, however, that no Incentive Option shall be granted after the expiration of the period of ten years from the effective date of the Plan specified in Section 9; (b) authorize the granting of Incentive Options to Participants; and (c) determine the time or times and the manner when each Incentive Option shall be exercisable and the duration of the exercise period.

     For all purposes of this Plan, the fair market value of the Stock shall be determined in good faith by the Committee by applying the rules and principles of valuation set forth in Treasury Regulations Section 20.2031-2, relating to the valuation of stocks and bonds for purposes of Code Section 2031.

     The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence, the Committee may, in its discretion, treat all or any portion of any period during which a Participant is on military or on an approved leave of absence from the Company or a Parent or Subsidiary as a period of service of such Participant with the Company or a Parent or Subsidiary, as the case may be, for purposes of accrual of his or her rights under the Incentive Options. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive. Any action reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been taken by vote at a meeting duly called and held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Incentive Options.

     4. Benefits Available Under Plan. The benefits provided by the Plan to Participants are Incentive Options. Incentive Options may be granted by the Company from time to time for all Participants to acquire an aggregate of 5,000,000 shares of Stock, subject to adjustment as provided in Paragraph 5(i), and reduced by the number of shares subject to options which are granted under the MGM Grand, Inc. Nonqualified Stock Option Plan. The shares to be delivered upon exercise of Incentive Options shall be made available, at the discretion of the Board, either from authorized but unissued shares of Stock or from Stock reacquired by the Company, including shares purchased in the open market. If any Incentive Option terminates, expires or is cancelled with respect to any shares of Stock, new Incentive Options may thereafter be granted covering such shares.

     5. Terms and Conditions. Each Incentive Option shall be evidenced by an agreement (the "Agreement"), in a form approved by the Committee, which shall be signed by an officer of the Company and the Participant receiving the Incentive Option, and which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

          (a) Period. Each Agreement shall specify that the Incentive Option thereunder is granted for a period not to exceed ten years (the "Option Period") and shall provide that the Incentive Option shall expire at the end of such period.

     (b) Option Price. The price per share at which an Incentive Option may be exercised (the "Option Price") shall be determined by the Committee at or prior to the time the Incentive Option is granted, but shall be at least equal to the fair market value per share at the time the Incentive Option is granted.

     (c) Exercise of Option. In order to exercise Incentive Options, the person or persons entitled to exercise them shall give written notice to the Company specifying the number of shares to be purchased pursuant to the exercise of Incentive Options. This notice shall be accompanied by payment for the shares as provided in Paragraph 5(d). Options may be exercised at such time or times as may be determined by the Committee at the time of grant, subject to the provisions of this Section 5, including the following limitations: no part of any Incentive Option may be exercised until the Participant holding the Incentive Option shall have performed services for the Company or for a Parent or Subsidiary for such period after the date on which the Incentive Option is granted as the Committee may specify in the Agreement; provided, however, that, although an Incentive Option may provide for earlier exercise, each Incentive Option must be exercisable so that at least 20 percent of the shares subject to the Incentive Option are exercisable no later than the third anniversary of the grant of the Incentive Option, 40 percent of such shares no later than the fourth such anniversary, 60 percent of such shares no later than the fifth such anniversary, 80 percent of such shares no later than the sixth such anniversary, and 100 percent of such shares no later than the seventh such anniversary; provided, further, that if the Committee authorizes an Incentive Option exercisable in more than one installment and if the employment of any Participant holding such an Incentive Option is terminated for any reason after the first date on which the right to exercise any portion of the Incentive Option has accrued, the number of shares with respect to which the Incentive Option shall be deemed to have accrued at the date of termination of employment shall be such number of shares as to which the right to exercise the Incentive Option accrued prior to the date of termination of employment, plus, in case the Incentive Option was not fully exercisable on such date, that proportion of the number of shares with respect to which the Incentive Option would next have become exercisable but for such termination of employment as the number of days the Participant was employed by the Company, or a Parent or Subsidiary, prior to such, date and subsequent to the last preceding date on which the right to exercise the Incentive Option as to additional shares accrued (the "Preceding Exercise Date") bears to the number of days between the Preceding Exercise Date and the next date on which the right to exercise the Incentive Option as to additional shares would otherwise accrue; and provided, further, that no Incentive Option may at any time be exercised in part with respect to fewer than the lesser of (i) fifty shares, or (ii) the number of shares which remain to be purchased pursuant to the Incentive Option.

     (d) Payment of Option Price. The Option Price of the Stock transferred to a Participant pursuant to the exercise of an Incentive Option shall be paid to the Company at the time of delivery of notice of exercise: (1) in cash; (2) with previously acquired Stock having a fair market value equal to the Option Price; or (3) with cash and previously acquired Stock having a fair market value which together with the cash is equal to the Option Price.

     (e) Limitation. The aggregate fair market value (determined at the time an option is granted) of the Stock with respect to which incentive stock options described in Code Section 422A(b) are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Parent and any Subsidiary) shall not exceed $100,000.

     (f) Exercise in the Event of Death or Termination of Employment. If a Participant holding Incentive Options shall terminate employment by the Company, its Parent and Susidiaries because of death, or shall die within three months of termination of employment by the Company, its Parent and Subsidiaries, the Incentive Options held by the Participant may be exercised, to the extent that the Participant was entitled to do so at the date of termination of employment, by the person or persons to whom the Participant's rights under the Incentive Options pass by will or applicable law, or if no such person has such rights, by the Participant's executors or administrators, at any time, or from time to time, within one year after the date of such termination of employment, but in no event later than the expiration date specified pursuant to Paragraph 5(a). If a Participant's employment by the Company, its Parent and Subsidiaries shall terminate for any reason other than death, he may exercise his Incentive Options, to the extent he was entitled to do so at the date of termination of employment, at any time, or from time to time, within three months after the date of termination of employment, but in no event later than the expiration date specified pursuant to Paragraph 5(a).

     (g) Nontransferability. No Incentive Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. No interest of any Participant under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. During the lifetime of the Participant, Incentive Options shall be exercisable only by the Participant who received them.

     (h) Investment Representation. Each Agreement shall contain a provision that, upon demand by the Company for such a representation, the Participant holding the Incentive Options (or any person acting under Paragraph 5(b) shall deliver to the Company at the time of any exercise of any Incentive Options a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of Incentive Options and prior to the expiration of the Option Period shall be a condition precedent to the right of the Participant or such other person to acquire any shares.

     (i) Adjustments in Event of Change in Stock. In the event of any change in the stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the stock, the number and class of shares which thereafter may be acquired under the Plan, the number and class of shares subject to outstanding Agreements, the Option Price per share thereof, and any other terms of the Plan or the Agreements which in the Committee's sole discretion require adjustment (including, without limitation, relating to the Stock, other securities, cash or other consideration which may be acquired upon exercise of the Incentive Options) shall be appropriately adjusted consistent with such change in such manner as the Committee may deem appropriate.

     (j) No Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any shares subject to Incentive Options prior to the date of issuance to him of a certificate or certificates for such shares.

     (k) No Rights to Continued Employment. The Plan and any Incentive Options granted under the Plan shall not confer upon any employee any right with respect to continuance of employment by the Company or any Parent or Subsidiary, nor shall they interfere in any way with the right of the Company or any Parent or Subsidiary for which an employee performs services to terminate his employment at any time.

     (l) Certain Corporate Transactions. Each Agreement shall provide that nothing in the Plan or the Agreement shall in any way prohibit the Company from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence, and in any such event (other than a merger in which the Company is the surviving corporation and under the terms of which the shares of Stock outstanding immediately prior to the merger remain outstanding and unchanged), the Participant shall be entitled to receive, at the time the Incentive Option or portion thereof would otherwise become exercisable and upon payment of the Option Price, the same shares of stock, cash or other consideration received by shareholders of the Company in accordance with such merger, consolidation, sale or transfer of assets, liquidation or dissolution.

     6. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Incentive Options under the Plan, and the obligation of the Company to transfer shares under these Incentive

Options shall be subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to Participants, and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed, where such listing is required under the rules or regulations of such exchange, and (b) the compliance with applicable federal and state securities laws and regulations relating to the issuance and delivery of such certificates; provided, however, that the Company shall make all reasonable efforts to so list such shares and to comply with such laws and regulations.

     7. Certain Dispositions. All Incentive Options shall provide that if the Participant makes a disposition, within the meaning of Code Section 425(c), of any shares of Stock transferred upon exercise of an Incentive Option within two years from the date of the granting of the Incentive Option or within one year after the transfer of the shares of Stock to the Participant pursuant to the exercise of the Incentive Option, the Participant shall notify the Company within ten days of the disposition. The Company may cause an appropriate legend to be affixed to any stock certificates representing the shares of Stock issued under the Plan to enable it to receive notice of the disposition.

     8. Amendment and Discontinuance. The Board may from time to time amend, suspend or discontinue the Plan; provided, however, that, subject to the provisions of Paragraph 5(i), no action of the Board may (a) increase the number of shares reserved for options pursuant to Section 4 without approval of the shareholders of the Company, (b) permit the granting of any Incentive Option at an Option Price less than that determined in accordance with Paragraph 5(b), (c) permit the granting of Incentive Options which expire beyond the period provided for in Paragraph 5(a), or (d) make any material change in the class of eligible employees as defined in the Plan.

     9. Effective Date. The effective date of the Plan shall be the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by shareholders of the Company.

--------------------------------------------------------------------------------

                                                                PRELIMINARY COPY

                                MGM GRAND, INC.

                   Proxy for Annual Meeting of Stockholders

                                  May 7, 1996

                Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints ALEX YEMENIDJIAN, JAMES D. ALJIAN AND WALTER M. SHARP, and each of them, Proxies, with full power of substitution, to represent and vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of MGM Grand, Inc. (the "Company") to be held at the MGM Grand Hotel, 3799 Las Vegas Boulevard, Las Vegas, Nevada on May 7, 1996, at 10:00 a.m., and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

          The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

                (Continued and to be SIGNED on the other side)



--------------------------------------------------------------------------------

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This Proxy will be voted as specified herein; if no specification is made, this
Proxy will be voted for Items 1, 2, 3 and 4.

                           PLEASE MARK VOTES A OR B
                                                               I plan to attend
                                                                 the meeting.

                                                                      [_]

1. ELECTION OF DIRECTORS                       Names of Nominees: James D. Aljian, Fred Benninger, Terry Christensen,
                                               Glenn A. Cramer, Willie D. Davis, Alexander M. Haig, Jr., Lee A. Iacocca,
FOR all nominees           WITHHOLD            Kirk Kerkorian, J. Terrence Lanni, Walter M. Sharp, Alex Yemenidjian,
  named (except           AUTHORITY            Jerome B. York.
as marked to the       for all nominees
    contrary)               named              (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the following line)
      [_]                    [_]
                                               -----------------------------------------------------------------------------------

2. Amendment to the Company's Stock Option Plans.

   FOR        AGAINST       ABSTAIN
   [_]          [_]           [_]

3. Amendment and Restatement of the Certificate of Incorporation.

   FOR        AGAINST       ABSTAIN
   [_]          [_]           [_]

4. Ratification of the appointment
   of independent auditors.

     FOR       AGAINST     ABSTAIN

     [_]         [_]         [_]

                                            Dated:_______________________, 1996

                                            ___________________________________
                                                        (Signature)

                                            ___________________________________
                                                 (Signature if held jointly)

                                            Please sign your name exactly as it
                                            appears hereon, in the case of
                                            joint owners, each should sign. If
                                            signing as executor, trustee,
                                            guardian or in any other
                                            representative capacity or as an
                                            officer of a corporation, please
                                            indicate your full title as such.

       PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
       PROCESSING EQUIPMENT WILL RECORD YOUR VOTES*
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